EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

CenturyTel, Inc.

We consent to the use of our report dated January 29, 2003, with respect to the consolidated financial statements and related financial statement schedule of CenturyTel, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference.

Our report refers to a change in accounting for goodwill and other intangible assets in 2002.

/s/ KPMG LLP

Shreveport, Louisiana

May 7, 2003